UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2022

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

Registrant’s telephone number, including area code

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, par value $0.01	CAR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2022, Avis Budget Group, Inc. and its subsidiaries, Avis Budget Holdings, LLC and Avis Budget Car Rental, LLC, as the Borrower (collectively, the “Avis Parties”), entered into Amendment No. 2 (the “Amendment”) to the Sixth Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and the other lenders party thereto (the “Sixth A&R Credit Agreement”). The Amendment increased the existing Tranche C term loans under the Sixth A&R Credit Agreement by an aggregate principal amount of $250 million to a new aggregate principal amount of $750 million. The foregoing summary is qualified by reference to the terms of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As previously announced, on March 16, 2022, the Avis Parties entered into Amendment No. 1 to the Sixth A&R Credit Agreement, which is attached hereto as Exhibit 10.2.

Certain of the lenders party to the credit agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Avis Budget Group, Inc., Avis Budget Car Rental, LLC and their subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to the Sixth Amended and Restated Credit Agreement, dated as of March 24, 2022, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, Avis Budget Group, Inc., the subsidiary borrowers from time to time party thereto, the financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Amendment No. 1 to the Sixth Amended and Restated Credit Agreement, dated as of March 16, 2022, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, Avis Budget Group, Inc., the subsidiary borrowers from time to time party thereto, the financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean Sera
Jean Sera
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: March 25, 2022